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                                                                  EXHIBIT (n)(3)



                                     FORM OF
                              AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                       FOR
                              PILGRIM EQUITY TRUST
                       PILGRIM SMALLCAP OPPORTUNITIES FUND
                        PILGRIM GROWTH OPPORTUNITIES FUND
                             PILGRIM MAYFLOWER TRUST


I.      INTRODUCTION

        The Pilgrim Equity Trust (on behalf of its series listed on Schedule A), the Pilgrim SmallCap Opportunities Fund, the Pilgrim Growth Opportunities Fund and the Pilgrim Mayflower Trust (on behalf of its series listed on Schedule A), together with any funds or series that may be established in the future (referred to herein collectively as the "Funds" and each individually as a "Fund"), hereby adopt this Multiple Class Plan (the "Plan") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

II.     MULTIPLE CLASS STRUCTURE

        Each of the Funds continuously offers the classes of shares indicated by the Fund's name on Schedule A In addition, prior to June 5, 1995, the Pilgrim SmallCap Opportunities Fund and Pilgrim Growth Opportunities Fund each offered only one class of shares, which are currently designated as "Class T shares." Class T shares are no longer offered for sale by the Funds, except in connection with reinvestment of dividends and other distributions and upon exchanges of Class T shares of another Fund.

        Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined in Section C below; and
        (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B, Class C, Class I, Class Q and Class T shares shall have the features described below.

        A.      Sales Charge Structure

                (1) Class A Shares. Class A shares of a Fund shall be offered at net asset value plus an initial sales charge. The front-end sales charge shall be in such amount as is disclosed in the Funds' prospectus or supplements thereto and shall be subject to reductions for larger purchases and such waivers or reductions as are disclosed in the Funds' prospectus or supplements thereto. Class A shares generally shall not be subject to a contingent deferred sales charge; however, a contingent deferred sales charge in such amount as may be described in the Funds' prospectus or supplements thereto may be imposed on redemptions of Class A shares acquired in a purchase of over a million dollars that are redeemed within a specified number of months of their purchase, as described in the Funds' prospectus or supplements thereto. Additional contingent deferred sales charges may be imposed in such other cases as the Board may approve and as are disclosed in the Funds' prospectus or supplements thereto.


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                (2)     Class B Shares. Class B shares of a Fund shall be
                        offered at net asset value without the imposition of an initial sales charge. A contingent deferred sales charge in such amount as is described in the Funds' prospectus or supplements thereto shall be imposed on Class B shares, subject to such waivers or reductions as are disclosed in the Funds' prospectus or supplements thereto.

                (3) Class C Shares. Class C shares of a Fund shall be offered at net asset value without the imposition of a sales charge at the time of purchase. A contingent deferred sales charge in such amount as is described in the Funds' prospectus or supplements thereto shall be imposed on redemptions of Class C shares made within one year from the first day of the month after purchase, subject to waivers or reductions as are disclosed in the Funds' prospectus or supplements thereto.

                (4) Class I Shares. Class I shares shall be offered to certain institutional investors, as indicated in the Fund's prospectus or supplements thereto, at the then-current net asset value without the imposition of an initial sales charge or a contingent deferred sales charge.

                (5) Class Q Shares. Class Q shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. Class Q shares shall not be subject to a contingent deferred sales charge.

                (6) Class T Shares. Class T shares are no longer offered for sale by the Funds but may be obtained pursuant to the methods described above. A contingent deferred sales charge in such amount as is described in the Funds' prospectus or supplements thereto shall be imposed on redemptions of Class T shares made within four years after their purchase, subject to waivers or reductions as are disclosed in the Funds' prospectus or supplements thereto.

        B.      Service and Distribution Plans

                Each Fund has adopted a 12b-1 plan for each class of shares of that Fund (other than Class I Shares) with the following terms:

                (1) Class A Shares. Class A shares of each Fund, shall pay ING Pilgrim Securities, Inc. (the "Underwriter" or "IPSI") 0.25% annually of the average daily net assets of each Fund's Class A shares for service activities, as defined in the rules of the National Association of Securities Dealers, and may pay up to 0.05% annually of the average daily net assets of each Fund's Class A shares for distribution activities.

                (2) Class B Shares. Class B shares of each Fund, shall pay the Underwriter 0.25% annually of the average daily net assets of each Fund's Class B shares for service activities, as defined in the rules of the National Association of Securities Dealers, and 0.75% annually of the average daily net assets of each Fund's Class B shares for distribution activities.

                (3) Class C Shares. Class C shares of each Fund shall pay the Underwriter 0.25% annually of the average daily net assets of each Fund's Class C shares for service activities, as defined in the rules of the National Association of Securities Dealers, and 0.75% annually of the average daily net assets of each Fund's Class C shares for distribution activities.

                (4) Class I Shares. Class I shares of each Fund pay no service or distribution fees.

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                (5)     Class Q Shares. Class Q shares of each Fund may pay IPSI
                        monthly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class Q shares for service activities (as defined in paragraph (f), below) as designated by IPSI. IPSI, on behalf of Class Q shares, may pay Authorized Dealers quarterly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class Q shares for service activities (as defined in paragraph (f), below) rendered to Class Q shareholders.

                (6) Class T Shares. Class T shares of Pilgrim Growth Opportunities Fund and Pilgrim SmallCap Opportunities Fund shall pay the Underwriter 0.95% annually of the average daily net assets of those Funds' Class T shares. In each case, 0.25% of the average daily net assets of each Fund's Class T shares, which is paid annually to the Underwriter pursuant to the 12b-1 plans, shall be allocated to pay for service activities, as defined in the rules of the National Association of Securities Dealers, with the remainder allocated toward payment for distribution activities.

        C.      Allocation of Income and Expenses

                (1) The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of each Fund. These expenses include:

                        (a) Expenses incurred by each Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Trust Level Expenses"); and

                        (b) Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

                (2) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a 12b-1 plan; (ii) transfer agency fees and expenses, including any expenses of broker-dealers and other third parties providing shareholder services to shareholders of a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class;
                        (iv) Blue Sky registration fees incurred by a class; (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees' fees incurred as a result of issues relating to one class. Expenses in category (i) and (ii) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (iii)-(viii) above may be allocated to a class but only if the President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended.

                        Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Trust Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable.

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                        In the event a particular expense is no longer
                        reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board of Trustees.

                        The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

        D.      Exchange Privileges.

                Shares of one class of a Fund may be exchanged for shares of that same class of any other Pilgrim Fund without payment of any additional front-end sales charge, except as provided below, and except that a contingent deferred sales charge ("CDSC") that was applicable to the original Pilgrim Fund being held by the shareholder shall continue to apply to the investment in the Pilgrim Fund into which the shareholder has exchanged. If a shareholder exchanges into Pilgrim Senior Income Fund and subsequently offers his common shares for repurchase by that Fund, the CDSC will apply from the original Pilgrim Fund from which he or she exchanged. A sales charge, equal to the excess, if any, of the sales charge rate applicable to the shares being acquired over the sales charge rate previously paid, may be assessed on exchanges from the Fund. If a shareholder exchanges and subsequently redeems his or her shares, any applicable CDSC will be based on the full period of the share ownership.

        E. Conversion Features. Class B and Class T shares automatically convert to Class A shares after eight years from purchase in the case of Class B shares, and on the later of May 31, 1998 or eight years after purchase in the case of Class T shares.

                For purposes of conversion to Class A shares, shares purchased through the reinvestment of dividends and distributions paid in respect of Class B or Class T shares in a shareholder's Fund account will be considered to be held in a separate subaccount. Each time any Class B or Class T shares in the shareholder's Fund account (other than those in the subaccount) convert to Class A, an equal pro rata portion of the Class B or Class T shares in the subaccount will also convert to Class A.

                Shares shall be converted at the relative net asset values of the two classes without the imposition of a sales charge, fee or other charge. If the amount of Class A 12b-1 expenses of any Fund is increased materially without the approval of the Class B and Class T shareholders, any conversion will only take place in a manner permitted by Rule 18f-3.

        F. Waiver or Reimbursement of Expenses. Expenses may be waived or reimbursed by any adviser, by the Underwriter or any other provider of services to the Funds without the prior approval of the Board of Trustees.

III.    BOARD REVIEW

        A.      Initial Approval

                The Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Funds and the Trusts as defined in the 1940 Act, initially approved the Plan, with regard to the

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                Funds and classes thereof that were offered at the time, on
                October 29, 1996, approved an amendment to the Plan on July 29, 1998, and approved amended and restated Plans on December 16, 1998, May 9, 2001, and November 2, 2001. These approvals were based on a determination that the Plan, including the expense allocation, is in the best interests of each class and Fund individually and of the Trusts. Their determination was based on their review of information furnished to them which they deemed reasonably necessary and sufficient to evaluate the Plan.

        B.      Approval of Amendments

                The Plan may not be amended materially unless the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Funds and the Trusts as defined in the 1940 Act, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Fund individually and of the Trusts. Such finding shall be based on information requested by the Board and furnished to them which the Board deems reasonably necessary to evaluate the proposed amendment.

        C.      Periodic Review

                The Board shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

IV.     MISCELLANEOUS

        A.      Limitation of Liability

                The Board of Trustees and the shareholders of each Fund shall not be liable for any obligations of the Trusts or any Fund under this Plan, and the Underwriter or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trusts or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.



        IN WITNESS WHEREOF, the Trusts, on behalf of the Funds, have adopted this amended and restated Multiple Class Plan as of this 2nd day of November, 2001.


                                    Pilgrim Equity Trust
                                    Pilgrim SmallCap Opportunities Fund
                                    Pilgrim Growth opportunities fund
                                    Pilgrim Mayflower Trust

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                                   SCHEDULE A

                                     TO THE

                              AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                              PILGRIM EQUITY TRUST
                       PILGRIM SMALLCAP OPPORTUNITIES FUND
                        PILGRIM GROWTH OPPORTUNITIES FUND
                             PILGRIM MAYFLOWER TRUST


                                                     CLASS OF SHARES
                                                     ---------------
                                           A        B       C       I       Q
                                           -        -       -       -       -
PILGRIM EQUITY TRUST
Pilgrim MidCap Opportunities Fund          X        X       X       X       X
Pilgrim Principal Protection Fund          X        X       X               X
Pilgrim Principal Protection Fund II*      X        X       X               X
Pilgrim Biotechnology Fund*                X        X       X               X
ING MidCap Value Fund*                     X        X       X       X       X
ING SmallCap Value Fund*                   X        X       X       X       X

PILGRIM GROWTH OPPORTUNITIES FUND          X        X       X       X       X

PILGRIM MAYFLOWER TRUST
Pilgrim Growth + Value Fund                X        X       X               X
Pilgrim International Value Fund           X        X       X       X       X
Pilgrim Research Enhanced Index Fund       X        X       X       X       X

PILGRIM SMALLCAP OPPORTUNITIES FUND        X        X       X       X       X

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*       This Amended and Restated Multiple Class Plan will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund.

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